JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433

April 14, 2008

YA Global Investments, L.P.
101 Hudson Street
Suite 3700
Jersey City, NJ 07302

Re:
Letter Agreement between YA Global Investments, L.P. ("YA Global") and JAG Media Holdings, Inc. ("JAG Media") dated January 31, 2008, as amended by letter agreements between YA Global and JAG Media dated March 11, 2008 and March 31, 2008 ("YA Global Agreement").

Gentlemen:

This will confirm our understanding that the terms and conditions of the YA Global Agreement are hereby amended as set forth below.

1. Warrant Nos. CCP-1 and CCP-2 shall no longer be subject to the revised "Warrant Exercise Price" set forth in paragraph 4(a) of the YA Global Agreement or the new "Exercise Restriction Date" set forth in paragraph 4(d) of the YA Global Agreement, notwithstanding anything to the contrary in the YA Global Agreement. All other Warrants shall remain subject to the revised "Warrant Exercise Price" set forth in paragraph 4(a) and the "Exercise Restriction Date" set forth in paragraph 4(d), which in each case shall only become effective as of the "Effective Date" as set forth In the YA Global Agreement.

2. The automatic termination date set forth in paragraph 8 of the YA Global Agreement is hereby changed from April 8, 2008 to April 30, 2008.

If the foregoing accurately reflects your understanding of our agreement regarding the above matter, please indicate your agreement and acceptance by signing in the appropriate space below and returning a fully executed and dated copy of this agreement to the undersigned.

Sincerely yours,
JAG Media Holdings, Inc.

By:	/s/ Thomas J. Mazzarisi
Name: Thomas J. Mazzarisi
Title: Chairman & CEO
Date: April 14, 2008

AGREED AND ACCEPTED:
YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.)

By: Yorkville Advisors, LLC
Its: Investment Manager

By:	/s/ illegible
Name:
Date: April 15, 2008